EXHIBIT 99.1

NEWS RELEASE

Contact:
Diane Bjorkstrom
Chief Financial Officer
408-982-8593
diane@tvia.com

FOR IMMEDIATE RELEASE

Tvia Appoints New Chief Financial Officer

Santa Clara, CA – Tvia, Inc. said today that Arthur Nguyen, its Chief Financial Officer is retiring but will stay at Tvia as Director of Special Projects. He will be succeeded by Diane Bjorkstrom a senior financial executive with over 25 years of financial management experience.

Arthur has served Tvia as Controller/Chief Financial Officer since 2000. The succession is effective immediately, but Arthur will direct special projects focused on Sarbanes-Oxley infrastructure for Tvia until his retirement becomes effective.

ABOUT TVIA

Tvia, Inc. (NASDAQ SmallCap: TVIA), is a fabless semiconductor company that designs, develops, and markets high-quality multimedia display processors for next generation high definition digital LCD TVs, progressive CRT TVs, and interactive set-top boxes. Tvia provides customers with the foundation for building the most cost-effective TVs on the market. More information about Tvia is available at www.tvia.com.